UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Master Reorganization Agreement

Pursuant to a master reorganization agreement (the “Master Reorganization Agreement”) dated July 1, 2024, by and among LandBridge Company LLC, a Delaware limited liability company (the “Company”), LandBridge Holdings LLC, a Delaware limited liability company (“LB Holdings”), DBR Land Holdings LLC, a Delaware limited liability company (“OpCo”), and DBR Land LLC, a Delaware limited liability company (“DBR Land”), the Company and OpCo completed certain restructuring transactions (the “Reorganization”) in connection with the Offering (as defined below). As part of the Reorganization:

•	LandBridge Holdings caused the Company to amend and restate its operating agreement, as described in further detail under Item 5.03 of this Current Report on Form 8-K;

•	LandBridge Holdings caused OpCo to amend and restate its operating agreement, as described in further detail under this Item 1.01 of this Current Report on Form 8-K;

•

the Company issued 16,675,000 of its Class A shares representing limited liability company interests (“Class A shares”) in the Offering, representing 100% of the economic rights in the Company, in exchange for the proceeds of the Offering;

•

the Company contributed all of the net proceeds from the Offering (including the net proceeds from the exercise of the option of the Underwriters (as defined below) to purchase additional Class A shares) to OpCo in exchange for a number of limited liability company interests in OpCo (“OpCo Units”) equal to the number of Class A shares issued in the Offering;

•

LB Holdings received a number of the Company’s Class B shares representing limit liability company interests (“Class B shares” and, together with Class A shares, “common shares”) equal to the number of OpCo Units held by it immediately following the Offering; and

•

OpCo used the net proceeds (including the net proceeds from the exercise of the Underwriters’ option to purchase additional Class A shares) from the Offering to repay a portion of the amounts outstanding under its credit facility (the “credit facility”) and make a distribution to LB Holdings.

As a result of the Reorganization, (i) the Company’s sole material asset consists of OpCo Units, (ii) OpCo’s sole material asset consists of 100% of the membership interests in DBR Land and (iii) DBR Land LLC owns all of the Company’s operating assets. The Company is the sole managing member of OpCo and is responsible for all operational, management and administrative decisions relating to DBR Land’s business and will, on a go-forward basis, consolidate the financial results of OpCo and its subsidiaries.

The Company has agreed to indemnify LB Holdings and its affiliates, other than the Company and its subsidiaries, against losses arising out of third-party claims based on, arising out of or resulting from: (i) the ownership or the operation of the Company’s assets or properties, and the operation or conduct of its business, prior to or following the Offering; (ii) the consummation of the transactions contemplated by the Master Reorganization Agreement; and (iii) the failure of OpCo or its subsidiaries to have at the closing of the Offering any consent, license, permit or approval necessary to allow such person to own or operate its respective assets and businesses, in substantially the same manner consistent with past practices. In addition, the Company indemnified LB Holdings and its affiliates, not including the Company and its subsidiaries, against losses, including liabilities under the Securities Act and the Exchange Act (each as defined below), relating to material misstatements in or material omissions from the Registration Statement on Form S-1, as amended (File No. 333-279893), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company on May 31, 2024 (as amended, the “Registration Statement”) and any other registration statement or report that the Company files, other than material misstatements or material omissions made in reliance on information relating to and furnished by LB Holdings for use in the preparation of that registration statement or report, against which LB Holdings agreed to indemnify the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On June 27, 2024, the Company and OpCo entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale of the Class A shares (the “Offering”). The Underwriting Agreement provides for the offer and sale by the Company, and the purchase by the Underwriters, of 14,500,000 Class A shares at a price to the public of $17.00 per Class A share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 2,175,000 additional Class A shares, which was exercised in connection with the closing of the Offering. The material terms of the Offering are described in the prospectus, dated June 27, 2024 (the “Prospectus”), filed by the Company with the Commission on June 28, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to the Registration Statement.

The Offering closed on July 1, 2024. The Company received net proceeds of approximately $258.4 million, after deducting underwriting discounts and offering expenses from the Offering and expects to use the net proceeds as described under the section of the Prospectus entitled “Use of Proceeds.”

The Underwriting Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, in connection with entry into the Underwriting Agreement, the Company, its directors and executive officers and LB Holdings, and certain of its affiliates, entered into lock-up agreements pursuant to which they are subject to certain restrictions with respect to the sale or other disposition of Class A shares, or securities convertible into or exercisable or exchangeable for Class A shares, including OpCo Units and Class B shares, until December 25, 2024, subject to certain exceptions.

The foregoing description of the Underwriting Agreement and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business, for which they have received or would receive customary fees and expenses. In particular, affiliates of Goldman Sachs & Co. LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and TCBI Securities, Inc. are lenders under the credit facility and such affiliates may receive a portion of the proceeds from the Offering used to repay outstanding borrowings under the credit facility. In addition, Goldman Sachs & Co. LLC has acted as placement agent in connection with a concurrent private placement (as defined below) and received a customary placement agent fee.

Registration Rights Agreement

On July 1, 2024, in connection with the closing of the Offering, the Company entered into a registration rights agreement with LB Holdings (the “RRA”) pursuant to which it agreed to register under the federal securities laws the offer and resale of all Class A shares owned by or underlying the Class B shares and OpCo Units owned by LB Holdings or certain of its affiliates or permitted transferees. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Class A shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A shares or conduct an underwritten offering, regardless of whether for its own account, then it must notify the holders of Registrable Securities. (as defined in the RRA) or their permitted transferees of such proposal, to allow them to include a specified number of their Class A shares in that registration statement or underwritten offering, as applicable, including Class A shares issuable upon the exchange of the OpCo Units and the cancellation of a corresponding number of our Class B shares. The Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement also requires the Company to indemnify each holder of Registrable Securities against certain liabilities under the Securities Act.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreement of OpCo

On July 1, 2024, in connection with the Offering, LB Holdings entered into the Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”). The OpCo LLC Agreement included certain changes to reflect the conversion of the preexisting equity interests of OpCo into OpCo Units and to reflect certain matters related to the Offering. In addition, under the OpCo LLC Agreement, each of holder of an OpCo Unit will, subject to certain limitations, have a right (a “Redemption Right”) to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount (as defined in the OpCo LLC Agreement) of such Class A shares. OpCo will determine whether to issue Class A shares or pay cash in an amount equal to the Cash Election Amount in lieu of the issuance of Class A shares based on facts in existence at the time of the decision, which are expected to include the relative value of the Class A shares (including the trading price for the Class A shares at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of additional common shares) to acquire the OpCo Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of OpCo) will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered OpCo Unit directly from the redeeming holder for, at the Company’s election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares. The Company may exercise the Call Right only if an holder of an OpCo Unit first exercises its Redemption Right. As the sole managing member of OpCo, the Company’s decision to pay the Cash Election Amount upon an exercise of the Redemption Right or Call Right may be made by a conflicts committee consisting solely of independent directors. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming holder will be automatically cancelled.

The foregoing description is qualified in its entirety by reference to the full text of the OpCo LLC Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Shareholder’s Agreement

On July 1, 2024, in connection with the closing of the Offering, the Company entered into a shareholder’s agreement (the “Shareholder’s Agreement”) with LB Holdings. Among other things, the Shareholder’s Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our common shares beneficially owned by each) so that no amendment is made to the PubCo LLC Agreement (as defined below) in effect as of the date of the Shareholder’s Agreement that would add restrictions to the transferability of common shares by LandBridge Holdings that are beyond those provided for in the PubCo LLC Agreement, the Shareholder’s Agreement or applicable securities laws, unless such amendment is approved by LB Holdings.

The Shareholder’s Agreement provides that, subject to compliance with applicable law and the rules of the New York Stock Exchange, for so long as LB Holdings and certain affiliates beneficially own at least 40% of the outstanding common shares, LB Holdings shall be entitled to designate a number of directors equal to a majority of the board of directors of the Company (the “board”), plus one director; and for so long as LB Holdings and such affiliates beneficially own at least 30%, 20% and 10% of the outstanding common shares, LB Holdings shall be entitled to designate at least three directors, two directors and one director, respectively. So long as LB Holdings is entitled to designate one or more nominees to the board and notifies the board of its desire to remove, with or without cause, any director previously designated by it to the board, the Company is required to take all necessary action to cause such removal. Further, so long as LB Holdings has the right to designate at least one director to our board, it will also have the right to appoint a number of board observers, who will be entitled to attend all meetings of the board in a non-voting, observer capacity, equal to the number of directors LB Holdings is entitled to appoint.

The Shareholder’s Agreement will terminate upon LB Holdings and its affiliates party thereto ceasing to beneficially own at least 10% of the common shares.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Shareholder’s Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Shared Services Agreement

In connection with the closing of the Offering, the Company joined that certain Amended and Restated Shared Services Agreement, dated as of February 27, 2019 (the “Shared Services Agreement”), with certain affiliates of WaterBridge Operating LLC (the “Manager”). Pursuant the Shared Services Agreement, the Manager provides the Company with its senior executive management team, as well as general, administrative and overhead services to support the Company’s business and development activities. The term of the Shared Services Agreement continues until terminated by mutual agreement. As consideration for the services rendered pursuant to the Shared Services Agreement, the Company reimburses all fees and expenses incurred by the Manager or its affiliates or agents on the Company’s behalf. The Company pays the Manager a proportionate share of its total costs as determined under the Shared Services Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Shared Services Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the Prospectus, in the ordinary course of business, we enter into certain agreements with the Manager and its affiliates granting them certain rights to construct, operate and maintain water facilities on our land, for which we receive customary fees and expenses.

LandBridge Company LLC Long Term Incentive Plan

The description of the LandBridge Company LLC Long Term Incentive Plan (the “LTIP”) provided in Item 5.02 hereto under the heading “LandBridge Company LLC Long Term Incentive Plan” is incorporated by reference into this Item 1.01. A copy of the LTIP is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereto under “Master Reorganization Agreement” is incorporated by reference into this Item 3.02. Such transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

On June 27, 2024, the Company agreed to sell 750,000 Class A shares to an accredited investor in a private placement that closed concurrently with the closing of the Offering (the “concurrent private placement”), for aggregate gross proceeds of $12.8 million, or $12.5 million after deducting placement agent fees. The investor in the concurrent private placement entered into a lock-up agreement pursuant to which it will be subject to certain restrictions with respect to the sale or other disposition of Class A shares until December 25, 2024.

The Class A shares issued in the concurrent private placement have not been registered under the Securities Act, and may not be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company relied on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 hereto under “Shareholder’s Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On July 1, 2024, the board, effective immediately after the closing of the Offering, was formed and David N. Capobianco was appointed as chairman of the Board, and Jason Long, Matthew K. Morrow, Michael S. Sulton, Frank Bayouth, Kara Goodloe Harling, Ben Moore, Charles Watson, Ty Daul and Valerie P. Chase were appointed as members of the board.

Biographical information for David N. Capobianco, Jason Long, Matthew K. Morrow, Michael S. Sulton, Frank Bayouth, Kara Goodloe Harling, Ben Moore, Charles Watson, Ty Daul and Valerie P. Chase is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

Ms. Chase and Messrs. Watson and Dual will initially serve as members of the board’s Audit Committee, with Ms. Chase serving as chair of the Audit Committee.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board determined that each of Ms. Chase and Messrs. Watson and Dual, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Commission and the listing requirements of the New York Stock Exchange. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which David N. Capobianco, Jason Long, Matthew K. Morrow, Michael S. Sulton, Frank Bayouth, Kara Goodloe Harling, Ben Moore, Charles Watson, Ty Daul and Valerie P. Chase have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

On July 1, 2024, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require, among other things, the Company to indemnify each such individual to the fullest extent permitted by law against liabilities that may arise by reason of such individual’s service to the Company, and to advance or pay expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

LandBridge Company LLC Long Term Incentive Plan

The Company adopted the LTIP effective as of June 16, 2024 for the benefit of employees, directors and consultants of the Company. The LTIP provides for the grant of all or any of the following types of awards: options, share appreciation rights, restricted shares, restricted share units, share awards, dividend equivalents, other share-based awards, cash awards, substitute awards and performance awards intended to align the interests of service providers (including the Company’s executive officers) with those of the Company’s shareholders. Subject to adjustment in accordance with the terms of the LTIP, 3,600,000 Class A shares have been reserved for issuance pursuant to awards under the LTIP. If an award under the LTIP is forfeited, settled for cash or expires without the actual delivery of Class A shares, any Class A shares subject to such award will again be available for new awards under the LTIP. The LTIP will be administered by the board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Limited Liability Company Agreement

On July 1, 2024, LB Holdings caused the amendment and restatement of the Company’s limited liability company agreement (the “PubCo LLC Agreement”).

A description of the PubCo LLC Agreement is contained in the sections of the Prospectus entitled “Our Operating Agreement” and “Description of Shares” and is incorporated herein by reference.

The foregoing description of the PubCo LLC Agreement and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the PubCo LLC Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On June 27, 2024, the Company issued a press release announcing the pricing of the Offering and the concurrent private placement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On July 2, 2024, the Company issued a press release announcing the closing of the Offering and the concurrent private placement. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, are being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1#	Underwriting Agreement, dated as of June 27, 2024, by and among LandBridge Company LLC, DBR Land Holdings LLC and Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.

2.1#	Master Reorganization Agreement, dated as of July 1, 2024, by and among LandBridge Company LLC, LandBridge Holdings LLC, DBR Land LLC and DBR Land Holdings LLC.

3.1	First Amended and Restated Limited Liability Company Agreement of LandBridge Company LLC, dated as of July 1, 2024.

4.1	Registration Rights Agreement, dated as of July 1, 2024, by and among LandBridge Company LLC and LandBridge Holdings LLC.

4.2	Amended and Restated Limited Liability Company Agreement of DBR Land Holdings LLC, dated as of July 1, 2024.

4.3	Shareholder’s Agreement, dated as of July 1, 2024, by and among LandBridge Company LLC and LandBridge Holdings LLC.

10.1†	LandBridge Company LLC Long Term Incentive Plan.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to LandBridge Company LLC’s Registration Statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission on June 27, 2024).

10.3	Amended and Restated Services Agreement, dated effective February 27, 2019, by and among WaterBridge Resources LLC, WaterBridge Management Company LLC, WaterBridge Co-invest LLC, WaterBridge Holdings LLC, each of the entities listed on Schedule I thereto, each of the entities listedon Schedule II thereto and each of the entities listed on Schedule III thereto (incorporated by reference to Exhibit 10.6 to LandBridge Company LLC’s Registration Statement on Form S-1,as amended, filed with the U.S. Securities and Exchange Commission on June 27, 2024).

99.1	Press Release, dated as of June 27, 2024.

99.2	Press Release, dated as of July 1, 2024.

#

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Senior Vice President and Chief Financial Officer

Date: July 3, 2024